UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2012

Internet Patents Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

10850 Gold Center Dr, Suite 250B Rancho Cordova, California 95670 (Address of principal executive offices including zip code)

(916) 853-1529 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDER.

At the annual meeting of stockholders of Internet Patents Corporation,  held on November 30, 2012,  the following proposals  were approved by the stockholders:

1.	Election of Directors. Stockholders elected Hussein A. Enan to serve as a Class I director for a three year term expiring at the Company’s 2015 annual meeting of stockholders.

Votes For	Votes Withheld	Broker Non-Votes	% Votes For
5,860,610	18,351	1,147,036	83.41%

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes	% Votes For
7,020,656	1,326	4,015	0	99.92%

3.
Approval of NOL Amendment to our Certificate of Incorporation. Stockholders approved an amendment to our Certificate of Incorporation to impose certain restrictions on the transfer of our common stock. The amendment is described in the Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on November 2, 2012.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes	% Votes For
5,538,535	340,094	33	1,147,036	71.45%

4.
Approval of the Section 382 Rights Agreement.  Stockholders approved the Section 382 Rights Agreement originally adopted by the Board of Directors on November 23, 2011. The Section 382 Rights Agreement is described in the Proxy Statement filed with the SEC on November 2, 2012.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes	% Votes For
5,538,189	340,440	332	1,147,036	71.44%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

Date: December 4, 2012	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary